THE LAW OFFICE OF
                             CONRAD C. LYSIAK, P.S.
                        601 WEST FIRST AVENUE, SUITE 903
                           SPOKANE, WASHINGTON 99201
                                 (509) 624-1475
                              FAX: (509) 747-1770
                         EMAIL: CCLYSIAK@LYSIAKLAW.COM

                                    CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-1 offering statement filed with the Securities and Exchange Commission as attorney for the registrant, Castmor Resources Ltd.

DATED this 4th day of October 2010.

                                   THE LAW OFFICE OF CONRAD C. LYSIAK, P.S.
                                   BY: /s/ Conrad C. Lysiak
                                   Conrad C. Lysiak